SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Bridgford Foods Corporation

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BRIDGFORD FOODS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 17, 2004

To the Shareholders of
BRIDGFORD FOODS CORPORATION:

     The annual meeting of the shareholders of Bridgford Foods Corporation, a California corporation (the “Company”), will be held at the Four Points Sheraton,1500 South Raymond Avenue, Fullerton, California, on Wednesday, March 17, 2004 at 10:00 a.m., for the following purposes:

     (1) To elect eight directors to hold office for one year or until their successors are elected and qualified.

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year commencing November 1, 2003.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on January 30, 2004 are entitled to notice of and to vote at said meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS RESPECTFULLY URGES YOU TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

By order of the Board of Directors

William L. Bridgford Secretary

Anaheim, California
February 6, 2004

Annual Meeting of Shareholders to be held March 17, 2004
PROPOSAL 1 ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF EXECUTIVE OFFICERS
RETIREMENT PLAN
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED PARTY TRANSACTIONS
PROPOSAL 2 INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
OTHER MATTERS
FINANCIAL STATEMENTS

BRIDGFORD FOODS CORPORATION

1308 North Patt Street, Anaheim, California 92801

PROXY STATEMENT

Annual Meeting of Shareholders to be held March 17, 2004

     The enclosed proxy is solicited by the Board of Directors of Bridgford Foods Corporation, a California corporation (the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at the Four Points Sheraton, 1500 South Raymond Avenue, Fullerton, California, on Wednesday, March 17, 2004 at 10:00 a.m., and at any adjournment thereof. All shareholders of record at the close of business on January 30, 2004 are entitled to notice of and to vote at such meeting. This Proxy Statement and the accompanying proxy are being mailed on or about February 6, 2004.

     The persons named as proxies were designated by the Board of Directors and are officers and directors of the Company. Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting, withdrawing the proxy and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of the proxy. All proxies, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees proposed by the Board of Directors and FOR ratification of the Company’s appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice hereof. However, if any other matter properly comes before the Annual Meeting, it is intended that the proxies, or their substitutes, will vote on such matters in accordance with their best judgment.

     Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. All expenses incurred in connection with this solicitation will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock in a broker or nominee name.

     At the close of business on January 30, 2004, there were 10,251,093 shares of common stock of the Company outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each share of common stock entitles the holder thereof to one vote on each matter to be voted upon by such shareholders and to cumulate votes for the election of directors. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the meeting in person or by proxy and who abstain or withhold their vote, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes on proposals Nos. 1 and 2 is discussed under each respective proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

     The directors of the Company are elected annually to serve until the next annual meeting of the shareholders or until their respective successors are elected. At the Annual Meeting, eight directors are to be elected. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the annual meeting. Every shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. Each of these individuals has served as a director since the last annual meeting. All current directorships are being filled.

     The Company’s Board of Directors recommends that you vote FOR the election of each of the nominees named below. Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Each nominee has indicated that he is willing and able to serve as director if elected. In the event that any of such nominees shall become unavailable for any reason, an event which management does not anticipate, it is intended that proxies will be voted for substitute nominees designated by management.

     The following table and biographical summaries set forth, with respect to each nominee for director, his age, the positions he holds in the Company and the year in which he first became a director of the Company. Data with respect to the number of shares of the Company’s Common Stock beneficially owned by each of such directors as of January 30, 2004 appears on page 7 of this Proxy Statement.

			Year
			First Became
Name	Age	Current Position at the Company(1)	Director

Allan L. Bridgford	69	Chairman of the Board and Member of the Executive Committee	1952
Robert E. Schulze	69	President, Member of the Executive Committee and Director	1980
Hugh Wm. Bridgford	72	Chairman of the Executive Committee, Vice President and Director	1952
Paul A. Gilbert	61	Director	1993
Richard A. Foster	68	Director	2001
Steven H. Price	63	Director	1988
Norman V. Wagner II	74	Director, Audit Committee Chairman	1990
Paul R. Zippwald	66	Director	1992

(1)	Robert E. Schulze is a full-time employee of the Company. Hugh Wm. Bridgford and Allan L. Bridgford are brothers.

Directors

     Allan L. Bridgford, elected Chairman of the Board in March of 1995, served previously as President of the Company for more than five years and has been a full-time employee of the Company since 1957. Mr. Bridgford has served as a member of the Executive Committee since 1972. Allan L. Bridgford reduced his work schedule to 80% since March of the 2000 fiscal year and his compensation was reduced as well.

     Robert E. Schulze, elected President in March of 1995, served previously as Executive Vice President, Secretary and Treasurer of the Company for more than five years. Mr. Schulze has been a full-time employee of the Company since 1964 and has served as a member of the Executive Committee since 1972.

     Hugh Wm. Bridgford, elected Chairman of the Executive Committee and elected Vice President in March of 1995, previously served as Chairman of the Board of the Company for more than five years and has been a full time employee of the Company since 1955 and has served as a member of the Executive Committee since 1972.

     Paul A. Gilbert has been Senior Vice President, of a large investment banking firm, for more than five years and was formerly with Kidder, Peabody & Co. Incorporated, an investment banking firm.

     Richard A. Foster was President of Interstate Electronics Corporation, a wholly owned subsidiary of Figgie International, Inc., from 1979 until his retirement in 1991. Mr. Foster also served as Vice President of Figgie International, Inc. from 1986 to 1991.

     Steven H. Price has been in the family property management business for more than the past five years. Mr. Price also was active as an avocado farmer for more than five years prior to the sale of his property in 1991.

     Norman V. Wagner II was President of Signal Landmark Properties, Inc., a real estate development firm, from 1976 until his retirement in 1988. Mr. Wagner is currently retired.

     Paul R. Zippwald was Regional Vice President and Head of Commercial Banking for Bank of America NT&SA, North Orange County, California, for more than five years prior to his retirement in July 1992. Mr. Zippwald is currently retired.

     During fiscal year 2003 the Company’s Board of Directors held 12 regular monthly meetings. Each of the nominees holding office attended at least 75% of the monthly meetings. Non-employee directors are paid $1,050 for each meeting attended. Employee directors received no additional compensation for their services.

     The Board of Directors has determined that Messrs. Gilbert, Foster, Price, Wagner and Zippwald are all “independent directors” within the meaning of Rule 4200 of the National Association of Securities Dealers.

Board Committees

     During fiscal 2003, the Board of Directors maintained two committees, the Compensation Committee and the Audit Committee. The Board of Directors also recently formed a Nominating Committee. The Compensation Committee consisted of Messrs. Gilbert, Foster, Price, Wagner and Zippwald, each of whom served thereon without additional compensation. Each of these individuals were non-employee directors and independent as defined under the National Association of Securities Dealers’ listing standards. The Compensation Committee is responsible for establishing and administering the Company’s compensation arrangements for all executive officers. The Compensation Committee held two formal meetings during fiscal 2003, each of which was attended by all committee members.

     The Audit Committee consisted of Messrs. Gilbert, Foster, Price, Wagner and Zippwald, each of whom receive, beginning October 14, 2002, $300 or $500 depending on length of meeting attended. The Audit Committee has been established in accordance with SEC rules and regulations, and all the members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards. The Board of Directors believes that Messrs. Gilbert and Zippwald qualify as “financial experts” as such term is used in the rules and regulations of the SEC. The Audit Committee meets periodically with the Company’s independent public accountants and reviews the Company’s accounting policies and internal controls. It also reviews the scope and adequacy of the independent accountants’ examination of the Company’s annual financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Company and pre-approves services rendered by its independent public auditors. The Audit Committee held monthly formal meetings during fiscal 2003. All Audit Committee members attended the twelve monthly meetings, except two directors each missed one meeting. In addition, the Audit Committee holds a pre-earnings release conference with the Company’s independent public accountants on a quarterly basis. The Audit

Committee adopted a written Audit Committee Charter on May 8, 2000 and amended the charter on August 11, 2003. The full text of the Audit Committee Charter is set forth as Exhibit A to this Proxy Statement.

     Assuming the election of management’s nominees to the Board of Directors, the Company intends to form a Nominating Committee during the first quarter of 2004. Each member will be “independent” as defined in the National Association of Securities Dealers’ listing standards. The functions of the Nominating Committee will be:

•	to assist the Board of Directors by identifying individuals qualified to become members, and to recommend to the Board of Directors the director nominees for the next annual meeting of shareholders;

•	to recommend to the Board of Directors corporate governance guidelines and changes thereto;

•	to ensure that the Board of Directors and the Company’s charter and bylaws are structured in a way that best serves the Company’s practices and objectives;

•	to lead the Board of Directors in its annual review of the Board of Directors’ performance; and

•	to recommend to the Board of Directors director nominees for each committee.

     Shareholders may recommend to the Board nominees for election as directors by writing to any member of the Company’s Executive Committee at the address of the Company’s principal executive offices, as set forth on the first page of this Proxy Statement. The Executive Committee will relay all such recommendations to the Nominating Committee. Candidates for director, whether nominated by shareholders, by current directors or by management, will be submitted to the Nominating Committee for evaluation. In evaluating the suitability of candidates to serve on the Board of Directors, including stockholder nominees, the Nominating Committee will seek candidates who are “independent” as defined in the National Association of Securities Dealers’ listing standards and meet certain selection criteria, including:

•	each director should be chosen without regard to sex, race, age, religion or national origin;

•	each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	each director should have the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency.

     Prior to any meeting involving the election of directors, the Nominating Committee will evaluate the candidates based on the foregoing suitability criteria and recommend the most qualified candidates to the Board of Directors. The selection criteria of the Nominating Committee will be more fully set forth in the Nominating Committee charter, to be adopted by the Board of Directors.

Code of Ethics

     The Company intends to adopt a Code of Ethics that is applicable to, among others, its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and will post the Code of Ethics on its website at www.bridgford.com as soon as such Code of Ethics is adopted by its Board of Directors.

Communications with the Board

     Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California 92801. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Director Attendance at Annual Meetings

     Directors are strongly encouraged to attend annual meetings of the Company’s shareholders. [All eight (8) directors attended the 2003 annual meeting of the Company’s shareholders.]

Executive Officers

     The Company has five executive officers elected on an annual basis to serve at the pleasure of the Board of Directors:

Allan L. Bridgford	Chairman(1)
Robert E. Schulze	President(1)
Hugh Wm. Bridgford	Vice President(1)
William L. Bridgford	Vice President and Secretary(2)
Raymond F. Lancy	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

(1)	Messrs. Allan L. Bridgford, Robert E. Schulze and Hugh Wm. Bridgford are each members of the Company’s Executive Committee which acts in the capacity of Chief Executive Officer of the Company.

(2)	William L. Bridgford is the son of Hugh Wm. Bridgford and the nephew of Allan L. Bridgford.

     A biographical summary regarding Messrs. Allan L. Bridgford, Robert E. Schulze and Hugh Wm. Bridgford is set forth above under the caption “Directors.” Biographical information with respect to the Company’s other executive officers is set forth below:

     William L. Bridgford, age 49, has served as Secretary of the Company for more than the past five years and was elected as an Executive Officer in 2001.

     Raymond F. Lancy, age 50, has served as Treasurer of the Company for more than the past five years. He was elected Chief Financial Officer in 2003 and Vice President and Assistant Secretary in 2000 and was elected as an Executive Officer in 2001.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of January 30, 2004 by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, by each director, and nominee for director by each executive officer named in the Summary Compensation Table and by all officers and directors as a group.

	Amount and Nature of Shares Beneficially Owned

					Percentage
					of
	Sole	Shared			Outstanding
Name and Address	Voting and	Voting and	Total		Shares
of Beneficial Owner(1)	Investment Power	Investment Power(3)	Beneficially Owned(2)		Beneficially Owned(2)

Bridgford Industries	7,156,396	—	7,156,396		69.7
Incorporated 1707 Good-Latimer Expy. Dallas, TX 75226
Hugh Wm. Bridgford	47,917	7,156,396	7,204,313		70.2
1707 Good-Latimer Expy. Dallas, TX 75226
Allan L. Bridgford	155,882	7,156,396	7,312,278		71.3
Bruce H. Bridgford	7,986	7,156,396	7,164,382		69.8
Baron R.H. Bridgford	1,654	7,156,396	7,158,050		69.8
170 North Green St. Chicago, IL 60607
Robert E. Schulze	167,870	—	167,870		1.6
William L. Bridgford	31,175	7,156,396	7,187,571	(4)	70.0
Raymond F. Lancy	25,000	—	25,000	(5)	*
Paul A. Gilbert	605	—	605		*
Richard A. Foster	2,210	—	2,210		*
Steven H. Price	1,797	—	1,797		*
Norman V. Wagner II	1,360	—	1,360		*
Paul R. Zippwald	1,452	—	1,452		*

All directors and officers as a group (12 persons)	7,601,304	7,156,396	7,601,304	(6)	74.1
* Less than one percent (1%).

(1)	Unless otherwise indicated, the address of such beneficial owner is the Company’s principal executive offices, 1308 N. Patt Street, Anaheim, California 92801.

(2)	Applicable percentage of ownership at January 30, 2004 is based upon 10,261,053 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 30, 2004 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity.

(3)	Represents shares beneficially owned by Bridgford Industries Incorporated, a Delaware corporation (“BII”), which presently has no other significant business or assets. Allan L. Bridgford, Hugh Wm. Bridgford, William L. Bridgford, Baron R.H. Bridgford and Bruce H. Bridgford presently own 16.06%, 10.54%, 7.48%, 9.54% and 10.29%, respectively, of the outstanding voting capital stock of BII and each has the right to vote as trustee or custodian for other shareholders of BII representing 0%, 0%, .58%, 1.75% and .63%, respectively, of such outstanding voting capital stock. The remaining percentage of BII stock is owned of record, or beneficially, by 32 additional members of the Bridgford family. The officers of BII jointly vote all shares.

(4)	Includes 25,000 shares that may be purchased upon exercise of options within 60 days of January 30, 2004.

(5)	Consists of 25,000 shares that may be purchased upon exercise of options within 60 days of January 30, 2004.

(6)	Includes 50,000 shares that may be purchased upon exercise of options within 60 days of January 30, 2004.

     The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and holders of more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2003, all of the Company’s officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended 2003, 2002 and 2001 to the Company’s chief executive officer and the four remaining most highly paid executive officers whose salary and bonus exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

					All
		Annual Compensation			Other
					Compen-
Name and Principal Position	Year	Salary($)	Bonus($)		sation($)

Allan L. Bridgford	2003	213,252	24,000	(2)	—
Chairman of the	2002	277,509	36,000	(2)	73,907	(3)
Board(1)	2001	277,083	200,000	(2)	173,907	(3)
Robert E. Schulze	2003	237,536	30,000	(2)	—
President(1)	2002	267,683	45,000	(2)	—
	2001	297,884	250,000	(2)	—
Hugh Wm. Bridgford	2003	210,392	30,000	(2)	—
Vice President and	2002	257,077	45,000	(2)	159,000	(3)
Chairman of the	2001	263,474	212,500	(2)	161,525	(3)
Executive Committee(1)
William L. Bridgford	2003	77,480	83,261		—
Vice President and Secretary	2002	76,480	86,981		—
	2001	70,980	95,571		—
Raymond F. Lancy	2003	145,400	40,000		—
Vice President, Treasurer	2002	140,000	49,000		—
And Assistant Secretary	2001	132,000	59,000		—

(1)	Hugh Wm. Bridgford, Allan L. Bridgford and Robert E. Schulze are members of the Company’s Executive Committee which acts in the capacity of Chief Executive Officer of the Company.

(2)	Represents deferred contingent compensation payable over periods of five years pursuant to bonuses granted by the Company’s Compensation Committee.

(3)	Represents premiums paid by the Company in connection with split-dollar insurance policies.

     None of the Named Executive Officers exercised options during the fiscal year ended October 31, 2003. The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of October 31, 2003. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and $7.31, the closing price of Common Stock on October 31, 2003, as reported by The Nasdaq National Market.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

		Value Realized($)
		(market price	Number of Securities		Value of Unexercised
		at exercise	Underlying Unexercised		In-the-Money
	Shares Acquired	less exercise	Options at FY-End(#)		Options at FY-End($)
Name	on Exercise(#)	price)	Exercisable	Unexercisable	Exercisable	Unexercisable

Allan L. Bridgford	0	$0	0	0	$0	$0
Robert E. Schulze	0	0	0	0	0	0
Hugh Wm. Bridgford	0	0	0	0	0	0
William L. Bridgford	0	0	25,000	0	0	0
Raymond F. Lancy	0	0	25,000	0	0	0

RETIREMENT PLAN

     The Company has a defined benefit plan (“Plan”) for those of its employees not covered by collective bargaining agreements. The Plan, administered by a major life insurance company, presently provides that participants receive an annual benefit on retirement equal to 1 1/2% of their total compensation from the Company during their period of participation from 1958. Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of fully-insured monthly lifetime annuity contracts commencing at age 65 or the participant’s date of retirement, whichever is later. Based on projections used for computing benefits under the Plan, the estimated annual benefits at normal or current retirement would be as follows:

Allan L. Bridgford	$60,416
Robert E. Schulze	56,591
Hugh Wm. Bridgford	60,356
William L. Bridgford	75,097
Raymond F. Lancy	65,511

All officers	$317,971

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Retirement benefits otherwise available to key executives under the Company’s Plan have been limited by the effects of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) and the Tax Reform Act of 1986 (“TRA”). To offset the loss of retirement benefits associated with TEFRA and TRA, the Company has adopted a non-qualified “makeup” benefit plan (Supplemental Executive Retirement Plan). Benefits will be provided under this plan for members of the Executive Committee equal to 60% of their final average earnings minus any pension benefits and primary insurance amounts available to them under Social Security. However, in all cases the combined benefits are capped at $120,000 per year for members of the Executive Committee. Benefits provided under this plan for Non-Executive Committee employees are calculated at 50% of final average earnings, capped at $200,000 per year, without offsets for other pension or Social Security benefits. Eligibility is determined by the Board of Directors of the Company and the projected annual benefits to be paid at normal or current retirement date to those presently selected are as follows:

Allan L. Bridgford	$51,528
Robert E. Schulze	56,100
Hugh Wm. Bridgford	61,080
William L. Bridgford	136,457
Raymond F. Lancy	172,737

All officers	$477,902

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Compensation Committee and the Audit Committee and the Performance Graph on page 13 shall not be incorporated by reference into such filings.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company consists of the outside members of the Board of Directors. During fiscal 2003, the Compensation Committee consisted of Messrs. Gilbert, Foster, Price, Wagner and Zippwald. The Company’s executive compensation policy’s aim is to attract, retain and motivate key employees while making sure that a relationship exists between executive compensation and the Company’s performance. Accordingly, the Company policy of compensation for its executive officers is to combine annual base salaries with bonuses based upon corporate performance.

     Historically, the Company has been principally managed by an Executive Committee consisting of senior executive officers of the Company. The Executive Committee, as a unit, serves as the Company’s “Chief Executive Officer”. The Executive Committee currently consists of three members. The current members are Allan L. Bridgford, Chairman of the Board of Directors, Robert E. Schulze, President, and Hugh Wm. Bridgford, Chairman of the Executive Committee and Vice President. For the last several years, the Compensation Committee has determined that each member of the Executive Committee should be compensated on an equal basis with pro-rata adjustments for reduced work schedules.

     The current compensation plan sets forth a minimum base salary of $2,000 per week for each member of the Executive Committee plus incentive amounts that may be earned as additional future salary and/or as deferred contingent compensation (“bonuses”). The Compensation Committee deems continuity of management to be an important consideration for the long-term success of the business and, therefore, payments of bonuses are currently deferred over a five year period. No interest is paid or accrued on the earned but unpaid bonuses. Consistent with the compensation policy for all of the Company’s corporate officers, as discussed below, the principal factor used by the Compensation Committee to determine the bonuses to be paid the members of the Executive Committee is the measure of the Company’s performance which is based upon the Company’s pretax income and return on shareholders’ equity for the current fiscal year. For fiscal 2003, the base salary for Allan L. Bridgford was $83,200 and previously deferred salary was $130,052. For Hugh Wm. Bridgford and Robert E. Schulze, the base salary was $104,000 each and previously deferred salary totaled $106,392 and $133,536, respectively. The substantial reductions (33.4%) in bonuses earned this year compared to the prior year relates primarily to the 14.1% decrease in pretax income for the same periods.

     The Compensation Committee has elected not to provide incentive compensation to the members of the Executive Committee in the form of stock options, stock appreciation rights, restricted stock or other similar plans. The Compensation Committee also directs that perquisite compensation be minimal for members of the Executive Committee. Members of the Executive Committee are not to be provided with country club memberships or other similar perquisites.

     Compensation for executive officers other than those on the Executive Committee are recommended to the Compensation Committee by the Executive Committee which regularly reports to the Board of Directors and the Compensation Committee on compensation matters relating to other corporate officers. All corporate officers, top-level managers and many midlevel managers receive compensation determined by performance-based criteria, including both individual and team accomplishments.

COMPENSATION COMMITTEE Richard A. Foster Paul A. Gilbert Steven H. Price Norman V. Wagner II, Chairman Paul R. Zippwald

REPORT OF THE AUDIT COMMITTEE

     Pursuant to a meeting of the Audit Committee on January 12, 2004, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board No. 1, and discussed with the auditors the auditors’ independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended October 31, 2003.

AUDIT COMMITTEE

Steven H. Price Richard A. Foster Paul A. Gilbert Norman V. Wagner II, Chairman Paul R. Zippwald

PERFORMANCE GRAPH

     The comparative stock performance graph shown below compares the yearly change in cumulative value of Bridgford Foods Corporation’s common stock with certain index values for the five-year periods ended October 31, 2003. The graph sets the beginning value of Bridgford common stock and the indexes at $100. All calculations assume reinvestment of dividends on a monthly basis. The peer group consists of nine companies, including the companies that comprised the Meat Industry Group of Media General Financial Services. The group includes Bob Evans Farms, Inc.; Cagle’s, Inc.; Hormel Foods Corporation; Pilgrims Pride Corporation; Sanderson Farms Inc.; Seaboard Corp; Tyson Foods, Inc.; and United Heritage Corporation. The peer group index return consists of the weighted returns of each component issuer according to such issuer’s respective stock market capitalization at the beginning of each period for which a return is indicated.

NOTE: The stock price performance shown on the following graph is not necessarily indicative of future price performance.

* $100 invested on 10/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company has no employment contracts, severance agreements or change in control agreements.

     As discussed in the Section entitled “Compensation of Executive Officers,” the Company has established a defined benefit plan and a non-qualified “makeup” benefit plan for the payment of retirement benefits to its executive officers and key employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company’s Compensation Committee during the fiscal year ended October 31, 2003 consisted of Paul A. Gilbert, Richard A. Foster, Steven H. Price, Norman V. Wagner II and Paul R. Zippwald. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Company is not aware of any transaction involving any member of the Compensation Committee that would require disclosure for “Compensation Committee Interlocks and Insider Participation”.

RELATED PARTY TRANSACTIONS

     The Company is not aware of any related party transactions that would require disclosure.

PROPOSAL 2

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has, subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year commencing November 1, 2003. PricewaterhouseCoopers LLP has been the Company’s independent public accountant since 1958. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

     Proxies received in response to this solicitation will be voted in favor of the approval of such firm unless otherwise specified in the proxy. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP will be present at the meeting and available for questions and will have the opportunity to make a statement if they so desire.

Audit Fees

     The aggregate fees paid by the Company to PricewaterhouseCoopers LLP for professional services for the audit of the Company’s financial statements for the fiscal year ended October 31, 2003 and the review of financial statements included in the Company’s Forms 10-Q for fiscal 2003 were $140,000. These aggregate fees for the fiscal year ended November 1, 2002 and the review of financial statements included in the Company’s Forms 10-Q for fiscal 2002 were $110,000.

Financial Information System Design and Implementation Fees

     PricewaterhouseCoopers LLP did not provide, and it did not bill and it was not paid any fees for, financial information system design and implementation services in fiscal 2003.

All Other Fees

     The aggregate fees paid by the Company for tax services rendered by PricewaterhouseCoopers LLP to the Company in fiscal 2003 and 2002 were $77,000 and $181,012, respectively.

     The Audit Committee has determined that the provision of services, in addition to audit services, rendered by PricewaterhouseCoopers LLP and the fees paid therefore in fiscal 2003 were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received at the Company’s principal office no later than October 9, 2004 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     Additionally, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by December 23, 2004, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

     The Board of Directors is not aware of any matters to be acted upon at the meeting other than the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP. If, however, any other matter shall properly come before the meeting, the persons named in the proxy accompanying this statement will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

FINANCIAL STATEMENTS

     The annual report of the Company for the fiscal year ended October 31, 2003 accompanies this Proxy Statement but is not a part of the proxy solicitation material.

By order of the Board of Directors

William L. Bridgford Secretary

February 6, 2004

FORM 10-K

The Corporation will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Corporation on Form 10-K for the fiscal year ended October 31, 2003, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on or about January 23, 2004. Requests for copies of such report should be directed to the Treasurer, Bridgford Foods Corporation, P.O. Box 3773, Anaheim, California 92803.

Exhibit A
Amended and Restated Audit Committee Charter

     One committee of the Board of Directors will be known as the audit committee and will be comprised of at least three members of the board. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the Company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should excuse himself of herself from any decision that might be influenced by that relationship.

     Apart from his or her capacity as a member of the board or any committee of the board, no audit committee member shall be an affiliated person of the Company or any Company subsidiary as required under applicable SEC and NASD rules. Each member of the audit committee shall (i) be an independent director, as defined in NASD Rule 4200 and the rules of the SEC and (ii) be able to read and understand fundamental financial statements at the time of appointment, in accordance with the requirements set forth in NASD Rule 4350. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with NASD Rule 4350.

     As part of the commitment of the Company and Board of Directors to good governance practices, the audit committee regularly reviews its charter and recommends to the board changes to the charter. The board adopted this amended and restated charter in August 2003, in part to take into account the adoption of the Sarbanes-Oxley Act of 2002.

     The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing 1.) the financial information that will be provided to the shareholders and others, 2.) the systems of internal controls management that the Board of Directors has established, 3.) the Company’s compliance with legal and regulatory requirements, and 4.) all audit processes, including, but not limited to, the independent accountant’s qualifications, independence and performance.

GENERAL RESPONSIBILITES

1.	The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the Board of Directors.

2.	The audit committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

3.	The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the Company. The committee is authorized to retain independent counsel, accountants or others it needs to carry out its responsibilities including, but not limited to, in connection with any investigation.

4.	The committee will meet at least four times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to requisition all pertinent information from management.

5.	The audit committee shall establish and maintain procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	The audit committee shall establish procedures for the hiring of employees and former employees of the independent accountant.

7.	The audit committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the board.

8.	The committee will do whatever else the law, the Company’s charter or bylaws or the Board of Directors require.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING THE INTERNAL AUDITOR

1.	The audit committee will select the independent accountants for Company audits subject to the approval (or ratification) by a majority of the shareholders. The audit committee also will review and set any fees paid to the independent accountants, both for audit and lawfully permitted non-audit services, and review and approve dismissal of the independent accountants. The audit committee shall have the sole authority to approve the hiring and firing of the independent accountants and all compensation and retention terms with respect to any engagement of the independent accountants. The independent accountants shall report directly to the audit committee.

2.	The audit committee will approve in advance the retention of the independent accountants for the performance of all audit and lawfully permitted non-audit services and the fees for such services (provided that pre-approval on non-audit services will not be required in those circumstances where a subsequent approval is permissible under applicable SEC and NASD rules).

3.	The audit committee will review on a periodic basis the activities, organizational structure and qualifications of the Company’s internal audit function and shall have the sole authority to appoint, replace, reassign or dismiss the director of internal audit.

4.	The audit committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them. To facilitate this confirmation, the audit committee shall obtain on a periodic basis a statement from the independent accountant regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are such relationships, monitoring and investigating them.

5.	The audit committee will consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and procedural plans made by the internal auditors and the independent accountant.

6.	The audit committee will listen to management and the primary independent accountant if either believes there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and if so, which one.

7.	The audit committee will make sure that the director of internal auditing and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

RESPONSIBILTIES FOR REVIEWING THE INTERNAL AUDIT, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1.	The audit committee will confirm that the independent accountant: a.)views the committee as its client, b.) be available to the full Board of Directors at least annually, and c.) will provide the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will review significant risks and exposures with management, the director of internal auditing and the independent accountant and will assess management’s steps to minimize them.

3.	The audit committee will review the following with the independent accountant, the director of internal auditing, and management:

(a)	The adequacy of the Company’s internal controls, including computerized information system controls and security.

(b)	Any significant finding and recommendations made by the independent accountant or director of internal auditing, together with management’s responses to them.

4.	Shortly after the annual examination is completed, and prior to filing with the SEC, the audit committee will review the following with management and the independent accountant:

(a)	The Company’s annual financial statements and related footnotes.

(b)	The independent accountant’s audit of and report on the financial statements.

(c)	The independent accountant’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

(d)	Any difficulties or disputes with management encountered during the course of the audit.

(e)	The Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(f)	Anything else about the audit procedures of findings that GAAP requires the auditors to discuss with the committee.

5.	The audit committee will consider and review with management and the director of internal auditing:

(a)	Any significant findings during the year and management’s responses to them.

(b)	Any difficulties the director of internal auditing encountered while conducting audits, including any restrictions on the scope of his or her work or access to required information.

(c)	Any changes to the planned scope of management’s internal audit plan that the committee thinks advisable.

(d)	The internal auditing department’s budget and staffing.

(e)	The internal auditing department’s charter.

(f)	Whether the internal auditing department has complied with the Institute of Internal Auditing Standards for the Professional Practice of Internal Auditing.

6.	The audit committee will review annual filings with the SEC and other published documents containing the Company’s financial statements, including but not limited to earnings press releases, and will consider whether the information in the filings is consistent with the information in the financial statements.

7.	The audit committee will review and discuss the interim financial reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management, the independent accountant and the director of internal auditing before those interim results are released to the public in an earnings release or filed with the SEC or other regulators. The audit committee shall direct the Company’s independent accountants to review such interim financial statements using professional standards and procedures for such reviews.

8.	The audit committee will prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled. The committee will also prepare a report for the Company’s proxy statement in accordance with the requirements of Item 306 o Regulations S-K and S-B and any other item required for inclusion in the proxy statement.

PERIODIC RESPONSIBILITIES

1.	Review and update the committee’s charter annually.

2.	Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.	Review, approve and monitor, with the director of internal auditing and the independent accountant, the Company’s code of conduct and such other codes of business conduct that the Company may adopt from time to time pertaining to its directors, officers, or employees.

4.	Review, in conjunction with counsel at the discretion of the audit committee, legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

5.	Provide oversight and review of the Company’s risk management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

6.	Meet with the director of internal auditing, the independent accountant and management in separate executive sessions to discuss matters the committee or these groups believe should be discussed privately with the audit committee. The audit committee will meet separately with the Company’s chief executive officer and chief financial officer at least annually to review the financial affairs of the Company, including a review of the Company’s internal controls. The audit committee will meet separately with the independent accountants of the Company at such times as it deems appropriate to review the independent accountant’s examination and management report.

7.	As the audit committee deems appropriate, obtain advice and assistance from outside legal, accounting or other advisors; in this regard, the audit committee shall have the authority to engage, oversee and require funding for outside legal, accounting or other advisors.

8.	Review and approve in advance all related party transactions for potential conflicts of interest.

9.	In connection with each periodic report of the Company, review:

(a)	Management’s disclosure to the committee under Section 302 of the Sarbanes-Oxley Act of 2002.

(b)	The contents of the chief executive officer and the chief financial officer certificates to be files under Sections 302 and 906 of the Act.

COMPENSATION

1.	Members of the audit committee shall receive such fees, if any, for their service as audit committee members as may be determined by the Board of Directors at its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Members of the audit committee may not receive any compensation from the Company except fees that they receive for service as a member of the Board of Directors or any committee thereof and reasonable expense reimbursement.

AUDIT COMMITTEE MEMBERS

/s/ Paul A. Gilbert Paul A. Gilbert	Independent Director	August 11, 2003

/s/ Richard A. Foster Richard A. Foster	Independent Director	August 11, 2003

/s/ Steven H. Price Steven H. Price	Independent Director	August 11, 2003

/s/ Norman V. Wagner II Norman V. Wagner II	Independent Director Chairman	August 11, 2003

/s/ Paul R. Zippwald Paul R. Zippwald	Independent Director	August 11, 2003

BRIDGFORD FOODS CORPORATION

This Proxy is solicited on behalf of the Board of Directors

2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 17, 2004

The undersigned shareholder of BRIDGFORD FOODS CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 6, 2004, and hereby appoints Hugh Wm. Bridgford and Allan L. Bridgford, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of BRIDGFORD FOODS CORPORATION, to be held on March 17, 2004 at 10:00 a.m., local time, at the Four Points Sheraton, 1500 South Raymond Avenue, Fullerton, California, and at any adjustment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF DIRECTORS:
☐	FOR all nominees listed below (except as indicated)	☐	WITHHOLD AUTHORITY (to vote for all nominees)

Hugh Wm. Bridgford	Allan L. Bridgford	Robert E. Schulze	Paul A. Gilbert
Richard A. Foster	Steven H. Price	Norman V. Wagner II	Paul R. Zippwald

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Hugh Wm. Bridgford	Allan L. Bridgford	Robert E. Schulze	Paul A. Gilbert
Richard A. Foster	Steven H. Price	Norman V. Wagner II	Paul R. Zippwald

2.	PROPOSAL TO RATIFY APPOINTMENT OF PricewaterhouseCoopers LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2004:

☐	FOR	☐	AGAINST	☐	ABSTAIN
and in their discretion, upon such other matter or matters that may properly come before the meeting or any adjustment thereof.
(continued on reverse side)

(continued from reverse side)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

	# of shares	Dated:	,2004

Name (Please Print)

(Signature)

(Signature)

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)